October 23, 2014

Appiphany Technologies Holdings Corp.
P.O. Box 21101 Orchard Park
Kelowna, B.C.
Canada V1Y 9N8

Dear Sirs:

Effective October 23, 2014 I hereby resign as a Director of Appiphany Technologies Holdings Corp., a Nevada corporation (the "Corporation").

My resignation is not due to any disagreement with the Corporation on any matter relating to the Corporation's operations, policies, practices, or otherwise.

I confirm that I have no claim against the Corporation whether in respect of remuneration, severance payments, pensions, expenses or compensation for loss of office or in any other respect whatsoever.

Yours faithfully,

Jesse Keller